UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Radian’s board of directors met on February 7, 2006 and approved the following recommendations made by the Compensation and Human Resources Committee of the board regarding management contracts and compensatory plans, contracts and arrangements in which Radian’s named executive officers are eligible to participate:

•	The board approved an amendment to the Radian Group Inc. Equity Compensation Plan to extend the expiration date of the plan from December 31, 2006 to December 31, 2008. Radian expects to submit the amendment for stockholder approval at its 2006 Annual Meeting of Stockholders. In that case, if the amendment is not approved, the plan will expire as scheduled on December 31, 2006.

•	The board approved an award of 10,800 shares of restricted to stock to Sanford A. Ibrahim, Radian’s Chief Executive Officer. Under his employment agreement, Mr. Ibrahim is entitled to a lump sum cash payment of $600,000, which is to be paid to Mr. Ibrahim in lieu of amounts that he would have received for relocation expenses had he decided to sell his California home and purchase a home in Philadelphia. Mr. Ibrahim requested (and the independent directors approved) that he receive this amount in restricted stock. The restricted shares will vest ratably on the first three anniversaries of the February 7, 2006 grant date. A form of the restricted stock agreement is incorporated herein by reference to Exhibit 10.1 to Radian’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and filed with the SEC on August 3, 2005.

•	The board approved new base salaries for Radian’s named executive officers and awarded bonuses and stock options for the year ended December 31, 2005 as set forth below. The board also established (a) target bonuses for 2006, (b) performance share targets for the performance period that began January 1, 2006 and ends December 31, 2008 and (c) the target value of long-term incentive awards for 2006.

Named Executive Officer (1)	2006 Base Salary	2005 Cash Bonuses	2006 Target Cash Bonus (2)	Target Performance Shares Under Performance Share Plan (3)	Stock Options Awarded (4)	2006 Target LTI Value (5)
S.A. Ibrahim, Chief Executive Officer	$725,000	$1,400,000	$1,268,750	34,300	35,800	$2,175,000

Roy J. Kasmar, President and Chief Operating Officer	$455,000	$675,000	$682,500	8,000	25,000	$764,400

C. Robert Quint, Chief Financial Officer	$370,000	$400,000	$462,500	4,900	15,300	$555,000

Howard S. Yaruss, Executive V.P., General Counsel and Secretary	$300,000	$376,850	$375,000	3,650	11,400	$375,000

Stephen Cooke, President of Radian Asset Assurance Inc.	$325,000	$450,000	$438,750	5,650	17,600	$487,500

(1)

Two named executive officers are not included in this table – Frank P. Filipps served as Radian’s Chief Executive Officer until his retirement from this position effective April 30, 2005, and Martin Kamarck served as President of Enhance Financial Services Group Inc., a subsidiary of Radian and the parent company of Radian Asset Assurance Inc., Radian’s principal financial guaranty subsidiary, until July 19, 2005. On February 7, 2006, Mr. Filipps and Mr. Kamarck were awarded bonus payments of $476,702 and $311,643, respectively, in accordance their respective retention (Mr. Kamarck) and termination (Mr. Filipps) agreements.

(2)	Radian’s annual bonus plan is designed to provide executive officers with performance-based cash awards based on the achievement of specified individual, business unit and corporate goals and objectives. The amount of bonus actually awarded to an executive officer is based on the degree to which the executive officer satisfies the pre-established annual goals and objectives. Maximum achievement can result in an award of up to 175% of target, while performance below pre-established goals and objectives can result in a less-than annual target award and may, in appropriate circumstances, result in no award.

(3)	For the performance period that began January 1, 2006 and ends December 31, 2008. The performance shares are denominated in shares of Radian common stock and are payable in stock at between 0% and 200% of the target amount, depending upon a combination of Radian’s growth of earnings per share, growth of adjusted book value and return on equity over the performance period, both on an absolute basis and as compared to a peer group. A form of the performance share award agreement for the performance period beginning January 1, 2006 and ending December 31, 2008 is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

(4)	Vest ratably over a four year period beginning one year after the grant date and expire seven years after the grant date. The exercise price of the options is $56.03, the closing price of Radian’s common stock on the February 7, 2006 grant date. A form of the stock option grant letter is incorporated herein by reference to Exhibit 10 to Radian’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and filed with the SEC on November 9, 2004.

(5)	Radian provides its named executive officers with long-term equity compensation through two programs – stock options and performance shares. In determining the number of options that may be granted, the Compensation and Human Resources Committee of the board reviews Radian’s performance, the individual performance of each executive officer and the expected value of a Radian option. Each performance share award becomes payable at a target amount (established at the beginning of each performance period, which typically is a three-year period) multiplied by a factor depending on Radian’s growth of earnings per share, growth of adjusted book value and return on equity over the performance period, as well as Radian’s relative performance compared to a peer group.

Board Compensation

Radian’s compensation arrangements with its board of directors for 2006 are the same as those previously disclosed for 2005. The 2006 compensation arrangements are described in Exhibit 10.2 to this report and are incorporated into this Item 1.01 as if fully set forth herein.

Change of Control Agreement

On February 7, 2006, Radian Asset Assurance Inc., Radian’s principal financial guaranty subsidiary, entered into a change of control agreement with Stephen Cooke, President of Radian Asset Assurance. Under the agreement, if Mr. Cooke resigns or his employment is terminated, in each case subject to specific qualifications, within six months prior to or three years after a change of control of Radian Asset Assurance, Mr. Cooke would be entitled to receive an amount in cash equal to two times the amount of (a) Mr. Cooke’s then current annual base compensation, plus (b) the bonus received by Mr. Cooke for the most recently ended fiscal year (annualized where applicable). In addition, all stock options, phantom equity rights and shares of restricted stock previously granted to Mr. Cooke would become fully vested and freely transferable upon a change of control.

A change of control is generally defined under the agreement as (i) a change in the beneficial ownership of a majority of the outstanding voting shares of Radian Asset Assurance or (ii) a sale of all or substantially all of the assets of Radian Asset Assurance. The term of the agreement is three years, with automatic renewal for successive one year periods. Radian Asset Assurance may terminate the agreement at the end of any existing term by providing Mr. Cooke with at least 60 days’ prior written notice. Radian’s board of directors previously approved the agreement upon the recommendation of the Compensation and Human Resources Committee of the board.

A copy of the change of control agreement is filed as Exhibit 10.3 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

+*10.1	Form of Performance Share Award Agreement for performance period beginning January 1, 2006 and ending December 31, 2008.

+*10.2	Certain Compensation Arrangements with Directors for 2006.

+*10.3	Change of Control Agreement between Radian Asset Assurance Inc. and Stephen Cooke, dated February 7, 2006.

+	Management contract.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: February 13, 2006	By:	/s/ Edward J. Hoffman
Edward J. Hoffman Vice President, Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
+*10.1	Form of Performance Share Award Agreement for performance period beginning January 1, 2006 and ending December 31, 2008.

+*10.2	Certain Compensation Arrangements with Directors for 2006.

+*10.3	Change of Control Agreement between Radian Asset Assurance Inc. and Stephen Cooke, dated February 7, 2006.

+	Management contract.

*	Filed herewith.